CUSIP No. 82536T 10 7	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of ShotSpotter, Inc. is filed on behalf of each of us.

Dated: February 12, 2018

CLAREMONT CREEK VENTURES, L.P.

By: Claremont Creek Partners, LLC
Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS FUND, L.P.

By: Claremont Creek Partners, LLC
Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS, LLC

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

/s/ Randall Hawks
Randall Hawks

/s/ Nathaniel Goldhaber
Nathaniel Goldhaber

1.